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                                                              EXHIBIT 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                            ADVANCED UROSCIENCE, INC.

                       (AS AMENDED THROUGH JULY 31, 1996)

a corporation duly organized under Minnesota Statutes, Chapter 302A, as amended.


                                     OFFICES

     BYLAW 1.   PLACE.  The registered office of the corporation shall be at such location as set forth in the Articles of Incorporation or any such subsequent filings made with the Secretary of State. The principal executive office in Minnesota shall be at such location as may be determined by the Board of Directors. Other offices may be maintained by the corporation at any other place or places which the Board may designate.

     BYLAW 2.   MAINTENANCE OF RECORDS.  The original books and records of the corporation shall be maintained at the principal executive office of the corporation where they shall be available for examination by the shareholders on such terms and conditions as the Board may from time to time impose.


                             SHAREHOLDERS' MEETINGS

     BYLAW 3.   PLACE.  All meetings of the shareholders shall be held at such place as the Board may designate provided that any meeting called at the demand of one or more shareholders shall be held in the county where the principal executive office is located.

     BYLAW 4.   REGULAR MEETINGS.  Regular meetings of the shareholders may be called from time to time by the Board and any meeting so called shall be held on such date and at such time as the Board may determine. The action to be taken at a regular meeting shall include the election of directors and any other business appropriate for action by the shareholders.

     BYLAW 5.   SPECIAL MEETINGS.  Special meetings of the shareholders may be called for any purpose by the President or Treasurer, or by the Board of Directors or any two members thereof, and shall be called by the Board of Directors at the demand in writing of a shareholder or shareholders owning 10 percent or more of the voting stock of the corporation, as provided by Minnesota Statutes, Section 302A.433, Subd. 2, as amended. Business transacted at any special meeting shall be confined to purposes stated in the notice of the meeting, unless all of the shareholders are present at the meeting and consent to consideration of other business.

     BYLAW 6.   NOTICE.  Written notice of shareholder meetings shall be given to each shareholder entitled to vote thereat by mailing such notice, postage prepaid, to each shareholder's last known address. The notice shall be given at least 10 days, and not more than 60 days, before the meetings. The notice of a regular meeting shall set forth the time and place of the meeting and the items of business to be transacted at the meeting. The notice of a special meeting shall set forth the time and place of the meeting and shall also state the purpose or purposes of the meeting. Notice may be waived by a shareholder before, at or

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after a meeting, orally, in writing, or by attendance at the meeting.

     BYLAW 7. WRITTEN ACTIONS. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing signed by all of the shareholders who would be entitled to vote on such action. Such action is effective when it is signed by all of the shareholders, unless a different effective time is provided in the written action.

     BYLAW 8.   QUORUM: ADJOURNMENT.  The presence at any meeting, in person or by proxy, of the holders of a majority of the voting power of the shares entitled to vote shall constitute a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In the absence of a quorum, those present may adjourn the meeting from day to day or time to time without notice other than announcement at the meeting. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

     BYLAW 9.   VOTING: RECORD DATE.  At each meeting of the shareholders, each shareholder entitled to vote thereat may vote in person or by proxy duly appointed by a written instrument signed by such shareholder. Shares owned by two or more shareholders may be voted by any one of them unless the corporation receives written notice from any one of them denying the authority of any other person or persons to vote those shares. Unless otherwise provided in the terms of the shares, each shareholder shall have one vote for each share standing in his or her name on the books of the corporation, or on the books of any transfer agent appointed by the corporation, on the record date established by the Board, which date shall be not more than 60 days before the meeting. If no record date has been established, the record date shall be the close of business on the third business day preceding the date of the meeting as originally noticed.
Upon the demand of any shareholder, the vote for directors, or the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions shall be decided by a majority vote, except as otherwise specifically provided for by statute or by the Articles of Incorporation.

     BYLAW 10. SHAREHOLDER MANAGEMENT. The shareholders of the corporation's voting stock may, by unanimous affirmative vote, take any action required or permitted to be taken by the Board of Directors. Such actions are deemed to be approved by the Board of Directors, if such approval is required.


                               BOARD OF DIRECTORS

     BYLAW 11. AUTHORITY. The business and affairs of the corporation shall be managed by the Board of Directors, subject to the provisions of Bylaw 10. The Board shall have all powers necessary and appropriate to manage the business of the corporation, including the power to set the compensation of its members.

     BYLAW 12. NUMBER, ELECTION AND TERM. The number of directors which shall constitute the whole Board shall not be less than one. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the shareholders at the regular meeting of shareholders or at a special meeting called for that purpose. The terms of office of directors shall be classified by dividing them into three

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classes, with each class being as nearly equal in number as possible.  The terms of office of the directors initially classified as Class A shall expire at the regular meeting of shareholders held in 1997; the terms of those classified as Class B shall expire at the regular meeting of shareholders held in 1998; and the terms of those classified as Class C shall expire at the regular meeting of shareholders held in 1999. At each regular meeting of shareholders after such initial classification, directors of the class the term of which is expiring shall be elected to hold office until the third succeeding regular meeting of shareholders.

     BYLAW 13. MEETINGS. Meetings of a Board may be called by the President or by any director at any time. In the absence of designation by the Board, meetings of the Board shall be held at the principal executive office of the corporation.

     BYLAW 14. NOTICE. The notice of a Board meeting shall state the time and place of the meeting, and if the meeting is to be held by means of electronic communication, the arrangements to be made in that regard. Notice shall be given to each director personally or by mail, telefax, or telegraph sent at least 10 days prior to the meeting. The notice need not specify the purpose or purposes of the meeting. Notice may be waived by a director before, at or after a meeting, orally, in writing, or by attendance and participation at the meeting.

     BYLAW 15. WRITTEN ACTIONS. Any action which might be taken at a meeting of the Board may be taken without a meeting if authorized by a writing signed by all directors unless the action need not be approved by the shareholders, in which case the writing must be signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. A written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action.

     BYLAW 16. TELEPHONE MEETINGS. The directors of the corporation may participate in a meeting of the Board by means of conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

     BYLAW 17. QUORUM. At all meetings of the Board, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum when the meeting is convened shall be the act of the Board. If there is only one director, that director shall constitute a quorum. In the absence of a quorum, those present may adjourn the meeting from day to day or time to time without notice other than announcement at the meeting.

     BYLAW 18. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     BYLAW 19. ORDER OF BUSINESS: RECORD OF PROCEEDINGS. The directors shall determine the order of the business of their meetings. If a Secretary of the corporation has been elected and is in attendance at a meeting, the Secretary shall keep a record of all proceedings at the meeting; otherwise a Secretary PRO TEM, chosen by the directors, shall so act.

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     BYLAW 20.  VACANCY.  A vacancy in the Board of Directors resulting from the death, resignation, removal or disqualification of a director shall be filled by a majority vote of the remaining members of the Board, although less than a quorum, and a vacancy resulting from a newly created directorship shall be filled by the affirmative vote of a majority of the directors serving at the time of the increase. A director so elected shall serve until a successor is elected by the shareholders at their next regular meeting or at a special meeting duly called for that purpose, or until such director's earlier death, resignation, removal or disqualification.

     BYLAW 21.   COMMITTEES.  The Board may establish such committees composed of one or more natural persons, who need not be directors, having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution establishing the committee. Committees so established are subject at all times to the direction and control of the Board. These Bylaws apply to such committees and members of such committees to the same extent as they apply to the Board and the directors.

                                      STOCK

     BYLAW 22. ISSUANCE OF SHARES. The Board is authorized to issue shares of the corporation, in the full amount authorized by the Articles of Incorporation, in such amounts and at such times as may be determined by the Board and as may be permitted by law.

     BYLAW 23. TRANSFER OF SHARES. Subject to any applicable restrictions, shares of stock in the corporation shall be transferred upon demand accompanied by a tender of stock certificates to be transferred, duly endorsed, together with any transfer taxes due thereon.

     BYLAW 24. CERTIFICATE OF SHARES. The certificates of shares of the corporation shall be fully printed, lithographed, or steel engraved in form and shall be registered in the books of the corporation as they are issued. They shall exhibit the holder's name, number of shares, any other information required by law, and shall be signed by at least one officer of the corporation. If a transfer agent has been appointed for the corporation's stock, the signature of such officer may be by facsimile.

     BYLAW 25. LOST CERTIFICATES. Any shareholder claiming a certificate of shares to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact in such form as the Board may require, and shall, if the Board so requires, give the corporation (and its transfer agent, if a transfer agent be appointed) his or her personal indemnification or a bond of indemnity in an amount and form and with one or more sureties satisfactory to the Board, whereupon a new certificate may be issued for the same number of shares as the one alleged to have been lost, stolen or destroyed.


                                    OFFICERS

     BYLAW 26. APPOINTMENT OF OFFICERS. The Board shall appoint a President, who shall be the chief executive officer, and a Treasurer, who shall be the chief financial officer. The Board may also appoint such other officers and agents as it shall deem necessary from time to time, who shall exercise such powers and perform such duties as stated in these Bylaws and/or as shall be prescribed from time to time by the Board. The same person may hold more than one office.

     BYLAW 27. TERMS OF OFFICE. The officers of the corporation shall hold office for an

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indefinite term until their successors are appointed and have qualified, or until their earlier death, resignation, removal or disqualification. Any officer may be removed by the Board at any time, with or without cause.

     BYLAW 28. SALARIES. The salaries of the officers of the corporation shall be determined by the Board, or the Board may authorize the President to determine such salaries.

     BYLAW 29. PRESIDENT. In addition to such other powers or duties as the Board may prescribe, the President shall have responsibility for the general active management of the business of the corporation. Unless a Chairman of the Board has been appointed and is present, the President shall preside at all meetings of the Board of Directors and of the shareholders. Unless some other person is specifically authorized by the Board, the President shall sign all stock certificates, bonds, deeds, mortgages, instruments, contracts and agreements on behalf of the corporation. The President shall have such other powers as may be granted by Minnesota law to the chief executive officer.

     BYLAW 30. CHAIRMAN. In addition to such other powers or duties as the Board may prescribed, the Chairman shall preside at all meetings of the directors and shareholders.

     BYLAW 31. CHIEF FINANCIAL OFFICER. In addition to such other powers or duties as the President or the Board may prescribe, the Chief Financial Officer shall keep accurate financial records for the corporation and shall be responsible for the safekeeping, deposit and disbursal of all moneys, securities and other valuables that may come into the possession of the corporation. The Chief Financial Officer shall have such other powers as may be granted by Minnesota law to the chief financial officer.

     BYLAW 32. VICE PRESIDENT. If the Board shall appoint a Vice President, the Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board may prescribe.

     BYLAW 33.   SECRETARY.  If the Board shall appoint a Secretary, the
Secretary shall attend all meetings of the Board of Directors and of the shareholders and record all votes and the minutes of all proceedings in a book kept for that purpose. The Secretary shall also give, or cause to be given, notice of all meetings of the shareholders and the Board of Directors, and shall perform such other duties as may be prescribed by the Board.

     BYLAW 34. VACANCY. If the office of any officer becomes vacant, the directors then in office, although less than a quorum may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.


                                  MISCELLANEOUS

     BYLAW 35.  NO SEAL.  The corporation shall not have a corporate seal.

     BYLAW 36. AMENDMENTS TO BYLAWS. These Bylaws, or any one or more of them, may be amended or repealed by the Board of Directors, provided that the Board shall not adopt, amend or repeal any Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the qualifications, classifications, term of office, or number (except to increase the number) of directors. Such authority in the directors is subject to the powers of the shareholders to adopt, amend or repeal such Bylaws as provided in Minnesota Statutes, Section 302A.181, Subd. 3,

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as amended.

     BYLAW 37. INDEMNIFICATION. Pursuant to the provisions of Minnesota Statutes, Section 302A.521, as amended, the corporation shall indemnify its officers, directors, committee members, employees, and agents in the manner and to the full extent that the corporation has power to provide indemnification under such statute, provided that a determination is made in each case, in the manner required by such statute, that the person seeking indemnification is eligible therefor. The corporation may purchase and maintain insurance on behalf of its officers, directors, committee members, employees, and agents against any liability asserted against such persons in their official capacities, regardless of whether or not the corporation is required to provide indemnification under this section with respect to such liabilities.

     BYLAW 38. SHAREHOLDERS' AGREEMENT. Any of the provisions contained herein may be modified pursuant to an agreement among the shareholders adopted in the manner required by Minnesota Statutes, Section 302A.457, as amended.


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                        CERTIFICATE OF AMENDMENT TO BYLAWS

    The undersigned, DEAN A. KLEIN, hereby certifies that he is the duly elected, qualified and acting Chief Executive Officer of Advanced UroScience, Inc.; that pursuant to resolution duly adopted at the Annual Meeting of the Shareholders of said corporation held on July 11, 1997, Bylaw 12 and Bylaw 13 of the Bylaws of the corporation were amended to read as set forth:

              "Bylaw 12. NUMBER, ELECTION AND TERM. The number of directors which shall constitute the whole Board shall not be less than one nor more than eight. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the shareholders at the regular meeting of shareholders or at a special meeting called for that purpose. The terms of office of directors shall be classified by dividing them into three classes, with each class being as nearly equal in number as possible. The terms of office of the directors initially classified as Class A shall expire at the regular meeting of shareholders held in 1997; the terms of those classified as Class B shall expire at the regular meeting of shareholders held in 1998; and the terms of those classified as Class C shall expire at the regular meeting of shareholders held in 1999. At each regular meeting of shareholders after such initial classification, directors of the class and term which is expiring shall be elected to hold office until the third succeeding regular meeting of shareholders."

              "Bylaw 13. MEETING. Meetings of the Board may be called by the President or by any two directors at any time. In the absence of designation by the Board, meetings of the Board shall be held at the principal executive office of the corporation."

    IN WITNESS WHEREOF, the undersigned has executed this Certificate for placement in the corporate minute book this 11th day of June, 1997.

                                          /s/ Dean A. Klein
                                         --------------------------------------
                                         Dean A. Klein, Chief Executive Officer